Exhibit 99.1

FOR RELEASE: November 6, 2015
PennTex Midstream Partners, LP Reports Third Quarter 2015 Results
HOUSTON, TX, November 6, 2015 /GLOBE NEWSWIRE/ - PennTex Midstream Partners, LP (NASDAQ: PTXP) (the “Partnership”) today reported third quarter 2015 financial and operational results.

Highlights for the Quarter Include:

•	Completed the Mt. Olive plant, a 200 MMcf/d design-capacity cryogenic natural gas processing plant, and related NGL and residue gas transportation pipelines

•	Average processing volumes of 176,000 MMBtu/d for the third quarter, and 338,000 MMBtu/d for the last seven days of the third quarter following the completion of the Mt. Olive plant

•	On October 1, 2015, the minimum natural gas gathering and processing volume commitments for the Partnership’s primary customer increased to 345,000 MMBtu/d

•	Began providing gathering and processing services for third party producer in August 2015

•	Adjusted EBITDA(1) of $6.2 million for the quarter ending September 30, 2015

•	Distributable cash flow of $5.9 million for the quarter ending September 30, 2015

•	Announced a distribution of $0.2750 per unit, or $1.10 per unit on an annualized basis, for the quarter ending September 30, 2015

•	Appointed David C. Lawler as an independent member of the board of directors of the Partnership’s general partner

(1)    Please see “Supplemental Non-GAAP Financial Measures” for a description and reconciliation of Adjusted EBITDA and distributable cash flow.

Commenting on the results, Thomas F. Karam, Chairman and Chief Executive Officer, said, “We are extremely proud of our engineering and operations team, which brought our second plant and related assets online in September, ahead of schedule and on budget. This achievement continues to demonstrate PennTex’s ability to execute on our projects for our customers and to deliver on our plan for our unitholders. We look forward to further growth within the Terryville Complex.”
Third Quarter 2015 Results
Operating revenues for the third quarter were $11.2 million and total operating expenses were $8.7 million, resulting in an operating income of $2.5 million. The Partnership reported net income of $2.0 million, or $0.09 per common unit. During the third quarter, adjusted EBITDA was $6.2 million. The Partnership had no maintenance capital expenditures and cash interest expense related to operating activities was $0.3 million, resulting in distributable cash flow of $5.9 million.
Operational Update
The Partnership completed and placed into commercial service its remaining initial assets in September 2015, consisting of the Mt. Olive plant, a 200 MMcf/d design-capacity, cryogenic natural gas processing plant, increasing the Partnership’s natural gas processing capacity to 400 MMcf/d, and additions to its NGL and residue gas transportation pipelines. In addition to its initial assets, the Partnership expects to pursue other opportunities for organic development and growth as producers in the Terryville Complex continue to increase production.

The Partnership processed an average of 176,000 MMBtu/d during the third quarter and an average of 338,000 MMBtu/d for the last seven days of the quarter. As a result of bringing Mt. Olive online, the minimum volume commitments under the Partnership’s gathering and processing agreements with its primary customer increased to 345,000 MMBtu/d effective October 1, 2015.
Financial Position and Liquidity
As of September 30, 2015, the Partnership had $2.8 million in cash on hand. Borrowings under the Partnership’s revolving credit facility were limited to $156.8 million as of September 30, 2015, of which $37.5 million was available.
Third Quarter Cash Distribution
On October 23, 2015, the Partnership declared a quarterly distribution of $0.2750 per unit, or $1.10 per unit on an annualized basis, for the third quarter 2015. The distribution will be paid on November 13, 2015 to unitholders of record as of November 3, 2015.
Appointment of David Lawler to the Board of Directors
David C. Lawler was appointed to the board of directors (the “Board”) of the Partnership’s general partner effective November 6, 2015. Mr. Lawler is an independent director and will serve as a member of the audit committee of the Board.
Mr. Lawler currently serves as Chief Executive Officer of BP’s US Lower 48 Onshore business. Prior to joining BP in September 2014, Mr. Lawler was the Executive Vice President and Chief Operating Officer of SandRidge Energy, Inc., an independent oil and gas producer based in Oklahoma City. Before joining SandRidge in 2011, Mr. Lawler was the CEO and President of Post Rock Energy Corporation, another independent oil and gas company in Oklahoma. He began his career as a production engineer at Conoco before moving to Burlington Resources, and spent 10 years at Shell Exploration and Production Company in roles of increasing responsibility, including business planning for the Americas and engineering and operations manager for the US Gulf Coast business unit. He holds a Bachelor of Science in Petroleum Engineering from the Colorado School of Mines and an MBA from Tulane University.
“We are pleased to welcome David Lawler to the Board,” said Mr. Karam. “Dave brings more than twenty years of energy industry expertise and his upstream experience across multiple basins will contribute significantly as we implement our strategy to grow our organization and expand our midstream portfolio.”
Conference Call
The Partnership will host a conference call today, November 6, 2015, at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss third quarter 2015 financial and operating results. Interested parties are invited to participate on the call by dialing (877) 710-5977, or (720) 634-9959 for international calls, (Conference ID: 36488579) or via the Partnership's website at www.penntex.com. A replay of the conference call will be available following the call and can be accessed from www.penntex.com.
An updated presentation is available for download on the Partnership’s website at www.penntex.com.
About PennTex Midstream Partners, LP
PennTex Midstream Partners, LP is a growth-oriented master limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America.  PTXP provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in the Terryville Complex in northern Louisiana. For more information, visit www.penntex.com.

For further information, please direct all inquiries to:

Investor Relations:Andrejka Bernatova
Vice President, Finance and Investor Relations
Email:  abernatova@penntex.com
Telephone:  (832) 456-4000

Media:Chris Staffel
Vice President, Administration
Email: cstaffel@penntex.com
Telephone: (832) 456-4005

Cautionary Note

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “will” and “anticipate” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant and securities of the Partnership may not ultimately be offered to the public because of general market conditions or other factors. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the prospectus included in the registration statement on Form S-1, filed by the Partnership with the U.S. Securities and Exchange Commission and declared effective on June 3, 2015. Except as otherwise required by applicable law, the Partnership undertakes no obligation to publicly update or revise any such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof.

PENNTEX MIDSTREAM PARTNERS, LP
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended September 30, 2015	Period from March 17, 2014 (inception) through September 30, 2014
	September 30,
	2015	2014

Revenues	$11,225	$—	$14,150	$—

Operating expenses:
Cost of revenues	1,610	—	1,610	—
General and administrative expense	3,625	1,333	8,559	2,717
Operating and maintenance expense	1,903	30	3,363	30
Depreciation and amortization expense	1,608	3	2,665	3
Impairment of surplus assets	—	—	2,483	—
Taxes other than income taxes	(2)	—	135	—
Total operating expenses	8,744	1,366	18,815	2,750
Operating income (loss)	2,481	(1,366)	(4,665)	(2,750)
Interest expense, net	(461)	—	(549)	—
Net income (loss)	2,020	$(1,366)	(5,214)	$(2,750)
Less: Predecessor loss prior to the Offering on June 9, 2015	—		(6,684)
Partnership’s interest in net income subsequent to the Offering on June 9, 2015	$2,020		$1,470

Earnings per common unit	$0.09	$—	$0.08	$—
Weighted average common units	20,000,000	—	20,000,000	—

PENNTEX MIDSTREAM PARTNERS, LP
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
Adjusted EBITDA and distributable cash flow are supplemental non-GAAP financial measures that are used by the Partnership’s management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. Adjusted EBITDA is defined as net income (loss), plus interest expense, income taxes, depreciation and amortization, changes in deferred revenues, equity-based compensation expense, non-cash general and administrative expense, non-cash loss (income) related to derivative instruments and gain (loss) and impairments on long-term assets. Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense for operating activities, net of interest income, cash tax expense and maintenance capital expenditures. Adjusted EBITDA and distributable cash flow are not measures of net income as determined by GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30, 2015	Period from March 17, 2014 (Inception) through September 30, 2014
	2015	2014
	(in thousands)
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$2,020	$(1,366)	$(5,214)	$(2,750)
Add:
Interest expense, net	461	—	549	—
Depreciation and amortization expense	1,608	3	2,665	3
Changes to deferred revenue	(422)	—	106	—
Equity-based compensation expense	1,057	—	1,288	—
Non-cash contribution for general and administrative expense	1,500	—	1,908	—
Non-cash impairment on long-term assets	—	—	2,483	—
Adjusted EBITDA	$6,224	$(1,363)	$3,785	$(2,747)

Reconciliation of Adjusted EBITDA to Distributable Cash Flow:

Adjusted EBITDA	$6,224		$3,785
Less:
Predecessor Adjusted EBITDA prior to the Offering	—		(3,494)
Adjusted EBITDA	6,224		7,279
Less:
Cash interest expense related to operating activities	302		337
Maintenance capital expenditures	—		3
Distributable cash flow	5,922		6,939
Less:
Distributions and payments for distribution equivalents(1)	11,172		13,874
Borrowings to fund distributions	$(5,250)		$(6,935)
(1) Represents distributions declared for the applicable period.
SOURCE: PennTex Midstream Partners, LP